SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 9, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-13997

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 8.01 Other Events
     On January 9, 2006, Bally Total Fitness Holding Corporation (the “Company”) filed an answer and counterclaim in Delaware Chancery Court against Liberation Investments, L.P., Liberation Investments, Ltd., Emanuel Pearlman (together, “Liberation”), Pardus European Special Opportunities Master Fund, L.P., Pardus Capital Management L.P., Pardus Capital Management LLC, Don R. Kornstein, Karim Samii and Joseph Thornton (together, “Pardus”) concerning the validity of the Company’s Stockholder Rights Plan and seeking a declaration by the court as to whether Pardus and Liberation have undisclosed agreements, arrangements or understandings with respect to their stock in the Company which might result in the Company’s Stockholder Rights Plan being triggered and such persons becoming “interested stockholders” under Delaware Section 203.
     This matter was announced in a press release issued January 10, 2006, which is attached hereto as Exhibit 99.1. The answer and counterclaim is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release

99.2	Answer and Counterclaim filed in the Court of Chancery of the State of Delaware in and for New Castle County

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: January 10, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel